UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

104 Apple Blossom Cir

Brea, CA 92821

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2025, Yoshiharu Global Co. (the “Company”) entered into a Convertible Note Subscription Agreement (the “Agreement”) with Open Innovation Fund (the “Investor”), pursuant to which the Investor agreed to invest $4,400,000 in exchange for a convertible note from the Company (the “Note”). The Note will mature three (3) years after the issuance date but Investor shall be permitted to request repayment of the Note on demand at any point after twelve (12) months from the issuance date. The Note will accrue interest at a rate of seven (7) percent which would be payable semi-annually in arrears. The Agreement provides that the Note will be convertible into shares of Class A Common Stock, at the option of the Investor, commencing six (6) months after the issuance date at a conversion price of $1.10 per share. Notwithstanding the foregoing, the conversion price is subject to adjustment to the lower of the then effective conversion price or 90% of the average closing price of the Company’s Class A Common Stock during the 10 trading days preceding the adjustment date. However, in no event shall the adjusted conversion price be less than $1.00.

The sums received by the Company will be deposited in a segregated account and shall only be used for the acquisition, development or renovation of real property located in the state of California. In the event that of the sale of any real property acquired with the proceeds from the sale of the Note of, the Company shall pay in cash an amount to the Investor equal to three (3%) percent of the net profit with respect to such sale. The obligations under the Note will be secured by a subordinated lien on the Company’s interest in any real property acquired with the proceeds of the Note; provided, however, that in note event will the total principal indebtedness on any property exceed sixty (60%) of the acquisition price of such property.

The Investor may assign up to forty (40%) percent of the aggregate principal amount of the Note, in whole or in part at any time from August 8, 2026 to July 8, 2027 (the “Option Period”). In exchange for such right they will pay a premium equal to one (1%) percent of the Note upon its issuance and an additional one (1%) percent upon the earlier of the exercise of such right of the end of the Option Period.

Additionally, the aggregate number of shares of the Company’s Class A Common Stock issuable upon conversion of the Note will not exceed 19.99% of the Company’s total outstanding shares until the Company obtains the requisite shareholder approval in accordance with Nasdaq Listing Rule 5635(d).

The Company agreed to file a registration statement on Form S-1 as soon as reasonably practicable after the issuance of the convertible note and to use commercially reasonable efforts to cause the registration statement to become effective as soon as practicable.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Forward Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our filings with the SEC including our Form 10-K for the year ended December 31, 2024, and subsequent reports we file with the SEC from time to time, which can be found on the SEC’s website at www.sec.gov. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Convertible Note Subscription Agreement dated July 29, 2025
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025

YOSHIHARU GLOBAL CO.

By:	/s/ John Oh
Name:	John Oh
Title:	Chief Financial Officer